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                                                     EXHIBIT 23.2


                     DeGolyer and MacNaughton
                        One Energy Square
                       Dallas, Texas 75206


                          August 7, 1995


ENSERCH Corporation
ENSERCH Center
300 South St. Paul
Dallas, Texas 75201

Gentlemen:

     We hereby consent to the use in the Registration Statement on Form S-3 to be filed on or about August 7, 1995, and related prospectus of ENSERCH Corporation of information from the following: (1) "Report as of January 1, 1995 on Proved and Probable Reserves of Certain Properties owned by Enserch Exploration, Inc."; (2) "Report as of March 1, 1995 on the Gross Reserves of the Green Canyon Block 254 Field owned by Enserch Exploration, Inc.";
(3) "Report as of January 1, 1995 on the Proved, Probable, and Possible Reserves of the Mudi Field in East Java, Republic of Indonesia, attributable to Enserch Far East, Ltd."; (4) "Report as of January 1, 1995 on Proved Reserves of the SACROC Unit, Kelly Snyder Field in Scurry County, Texas owned by ENSERCH Corporation" contained in the ENSERCH Corporation Form 10-K for the year ended December 31, 1994, and to the reference to us in the "Experts" section of such Registration Statement and prospectus.

                                   Very truly yours,

                                   /s/ DeGolyer and MacNaughton

                                   DeGolyer and MacNaughton